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                                                               Exhibit (23)-2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements and Prospectuses constituting part of or relating to the Registration Statements listed below of Wisconsin Energy Corporation of our report dated February 5, 1996, relating to the consolidated financial statements of Northern States Power Company, a Minnesota Corporation ("NSP"), appearing in NSP's Form 10-K for the year ended December 31, 1995, which is incorporated by reference in this Form 10-K.


1. Registration Statement on Form S-3 (Registration No. 33-57765) - Stock Plus Investment Plan

2. Registration Statements on Form S-8 (Registration Nos. 33-34656 and 33-62159) - Represented Employee Savings Plan

3. Registration Statements on Form S-8 (Registration Nos. 33-34657 and 33-62157) - Management Employee Savings Plan

4. Registration Statement on Form S-8 (Registration No. 33-65225) - 1993 Omnibus Stock Investment Plan







/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Minneapolis, Minnesota
March 28, 1996